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                                                                   Exhibit 4.2


                          STOCKHOLDERS' AGREEMENT REGARDING
                        MANAGEMENT AND TRANSFER OF SHARES OF
                  CLASS B COMMON STOCK OF FBL FINANCIAL GROUP, INC.

    This Agreement is entered into on the dates noted opposite the signatures below, effective as of May 1, 1996, by and among FBL Financial Group, Inc. ("Company") and the undersigned stockholders ("Stockholders"), which are all of the stockholders of Company on this date; this Agreement shall become effective only on and at the date of effectiveness of the Company's initial registration of shares with the United States Securities and Exchange Commission.

                                       RECITALS

    WHEREAS, the Stockholders own all of the outstanding shares of the Company's capital stock; and

    WHEREAS, the parties have completed a recapitalization of the Company pursuant to which the previously existing Common Stock, $100 par value per share, of the Company was split and converted into Class A Common Stock, no par value per share, and Class B Common Stock, no par value per share; and

    WHEREAS, the parties are contemplating a public issue of Class A Common Stock of the Company; that as part of the offering, certain of the Stockholders will sell a portion of their Class A Common Stock, and all Stockholders shall retain all of their shares of Class B Common Stock; and

    WHEREAS, Class B Common Stock will be issuable and transferrable only to Farm Bureau organizations; and

    WHEREAS, the parties consider it appropriate and in the best interests of the Company to determine the persons who are to own Class B Common Stock of the Company.

                                      AGREEMENT

    In consideration of the foregoing and mutual promises set forth herein, the parties agree as follows:

1. Definitions. For purpose of this Agreement, the following terms have the meanings given below.

    1.01. "Shares" shall mean any share of the Company's Common Stock, par value $100 per share; and any shares of Class B Common Stock issued or issuable in

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    substitution for such shares, but not including the Company's class of
    Class A Common Stock.

    1.02.  "Stockholder" shall mean any holder of Shares.

    1.03. The term "affiliate" means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

    1.04. The term "subsidiary" means an affiliate controlled by a specified person, directly or indirectly through one or more intermediaries, more than fifty percent of whose outstanding securities representing the right, other than as affected by events of default, to vote for the election of directors, is owned by the subsidiary's parent and/or one or more of the parent's other subsidiaries.

    1.05. The term "successor" (including the term "successors") means a person who directly acquires the assets comprising a going business, whether by merger, consolidation, purchase, or other direct transfer. The term does not include a person who acquires control of a business unless followed by the direct acquisition of its assets.

    1.06. The term "parent" means an affiliate of a person controlling such person directly, or indirectly through one or more intermediaries.

    1.07. The term "control" (including the terms controlling, controlled by and under common control with) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

    1.08. The term "person" means an individual, a corporation, a partnership, an association, a joint stock company, a trust, a limited liability company, and any unincorporated organization.

    1.09. The term "products" means life insurance and disability insurance policies and contracts, health and accident insurance policies and contracts, individual annuities, supplementary contracts, and property and casualty insurance policies.

    1.10. The term "premium volume" means the aggregate of premiums and annuity considerations, annuity and other fund deposits, and consideration for supplementary contracts with and without life contingencies.

    1.11. "American Farm Bureau Federation" means an Illinois not for profit corporation formed to promote agriculture and to correlate and strengthen the various State Farm Bureau Federations, County Farm Bureau organizations and

                                          2

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    any other state organizations controlled by or under common control with any of such organizations.

    1.12. "State Farm Bureau organization" means organizations formed in the various states which have entered into membership agreements with the American Farm Bureau Federation and which are formed to promote agriculture and to correlate and strengthen the various county Farm Bureau organizations of such state and any other state and local organization controlled by or under common control with any of such organizations.

2.  Election of Directors.

    2.01. Subject to the provisions of 2.02, below, there shall be one (1) member of the Board of Directors (each a "Class B Director") for each state in which:

    (1) there is a State Farm Bureau organization which is a member of the American Farm Bureau Federation; and

    (2) the State Farm Bureau organization or an affiliate or subsidiary of the State Farm Bureau organization owns Class B Common Stock of the Company; and

    (3) an insurance company subsidiary (direct or indirect) of the Company is admitted to do business in such state and is marketing some or all of its products in such state pursuant to an agreement with the State Farm Bureau organization.


    Subject to the provisions of 2.04 below, only the president of a State Farm Bureau organization shall be eligible to be nominated and elected as the Class B Director for that state. Each of the Stockholders shall vote all Shares owned or held of record by such Stockholder so that each of such nominees is elected a Class B Director of the Company. Each of the Stockholders shall also vote all Shares of Class B Common Stock owned or held of record by such Stockholder for the election of three additional Class B Directors, who shall consist of the Chief Executive Officer and two additional officers of the Company nominated by the Chairman of the Board.

    2.02. Continued Representation. If at any time the premium volume from the sale of products of the Company's insurance subsidiaries in a particular state (1) relative to the premium volume from the sale of products in the state by other companies licensed by American Farm Bureau Federation to use the Farm Bureau logo or trademark, or (2) relative to the premium volume from the sale of products of the Company's insurance subsidiaries in any other state or in all other states in which those companies operate, is no longer sufficient as determined by a vote of a majority of the Directors to warrant continued representation on the Board of Directors, the State Farm Bureau organization

                                          3

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in that state shall be so notified and from the date of such notice there shall no longer be a Class B Director for such state.

    2.03.  Advisory Committee.  The Board of Directors shall appoint an
Advisory Committee. The Advisory Committee shall consider and shall offer advice and recommendations to the Board of Directors and to the Chief Executive Officer with respect to matters of policy relating to the general conduct of the business of the Company and with respect to such questions as may be submitted to the Committee.

    2.04. Special Meetings. Holders of in excess of 10% of the Class B Common Stock may call for a special meeting of the Class B Stockholders for the purpose of removing any Class B Director, and filling the vacancy so created, upon ten day's written notice, if said Director shall not nominate and vote for the election of officers of the Company specified in Section 3.02 of this Agreement as required to be directed pursuant to Section 3.02 of this Agreement.

3.  Election of Officers.

    3.01.  The officers of the Company shall include a Chairman of the Board;
a First Vice-Chair; a Second Vice-Chair; an Executive Vice-President, General Manager and Chief Executive Officer (herein called the "Chief Executive Officer"); a Secretary; a Treasurer, and a Vice President, Chief Financial
Officer.   Any two or more offices may be held by the same person.  The Board of
Directors may also elect or appoint such other officers as the interests of the Company may require, and may prescribe powers and duties in addition to those provided for herein for the officers it elects or appoints.

    3.02. As long as a single State Farm Bureau organization and its affiliates own in excess of fifty percent (50%) of the outstanding shares of Class B Common Stock of the Company, the Stockholders shall direct the Class B Directors to nominate and vote for the election of the president of such State Farm Bureau organization as the Chairman of the Board of the Company. The Chairman of the Board shall nominate the Chief Executive Officer, the Secretary, and the Treasurer, and the Class B Stockholders shall direct the Class B Directors to vote in favor of the election of such nominees to such offices.
The Board of Directors shall annually elect by ballot out of their number a First Vice-Chair and a Second Vice-Chair for one (1) year terms.

4.  Transfer of Shares.

    4.01. Class B Shares may be owned only by Farm Bureau organizations and their affiliates.

    4.02. No transfer or attempted transfer of any Class B Shares shall be effective unless the Shares remain subject to the terms and conditions of this Agreement and unless

                                          4

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and until the proposed transferee shall accept the terms and conditions of this
Agreement by executing and delivering to the Company a Statement of Acceptance in the form attached hereto as Exhibit A. Upon the execution and delivery of the Statement of Acceptance, the transferee thereafter shall be deemed to be a Stockholder under this Agreement.

    4.03. The Company shall not transfer or reissue any Class B Shares in violation of this Agreement or without proof of compliance herewith issued, and shall not issue, transfer or reissue any Class B Shares (whether of not previously issued) unless they shall be restricted as herein provided by the proposed transferee's acceptance of the terms and conditions of this Agreement as evidenced by the execution and delivery of a Statement of Acceptance in the form attached hereto as Exhibit A. Upon the execution and delivery of the Statement of Acceptance, the transferee thereafter shall be deemed to be a Stockholder under this Agreement.

    4.04. Any transfer or attempted transfer made in violation of this Agreement shall not be void, but shall result in the automatic conversion of said Shares into an equal number of Class A Shares.

5.  Legend.

    Each Certificate representing Class B Shares shall be endorsed with a legend in substantially the following form:

    The transfer of the shares of stock represented by this Certificate is restricted under the terms of a Stockholders' Agreement Regarding Management and Transfer of Class B Common Stock, dated as of May 1, 1996, as it may be amended from time to time. A copy of the Agreement, with all amendments thereto, is on file at the principal office of the Company.

6.  Specific Enforcement.

    Because of the special and unique relationship of the Stockholders and the unique value of their interests in the Company, in addition to any other remedies which the Stockholders may have upon breach of the agreements contained herein, the obligations and rights contained in Paragraphs 2 and 3 of this Agreement shall be specifically enforceable.

7.  Preemption.

    The Articles of Incorporation and Bylaws of the Company shall at all times be interpreted to be consistent with the provisions of this Agreement, and the parties hereto

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shall not seek to enforce any provision of such Articles of Incorporation or
Bylaws that is inconsistent with any provision of this Agreement.

8.  Term.

    This Agreement shall terminate upon the occurrence of any of the following events:

    (a) Cessation of the Company's business.

    (b) The bankruptcy, receivership or dissolution of the Company.

    (c) The voluntary agreement of Stockholders who are then bound by the terms hereof and who then own 90% of the outstanding Shares of Class B Common Stock.

    (d) The effectiveness of a merger, consolidation or sale of substantially all of the Company's assets if the Company is not the surviving corporation, except that a merger or consolidation with a subsidiary which effects a mere change in the form or domicile of the Company without changing the respective share holdings of the Stockholders, shall not terminate this Agreement even if the Company is not the surviving corporation.

9.  Miscellaneous.

    9.01. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior negotiations or agreements, whether written or oral. This Agreement shall be binding upon and inure to the benefit of the parties and their heirs, personal representatives, successors and assigns.

    9.02. This Agreement may be amended only in writing, signed by the Company and holders of at least 90% of the outstanding Shares of Class B Common Stock.

    9.03. Except as otherwise expressly provided herein, the rights and obligations of the parties under this Agreement may not be assigned without the express written consent of all other parties. Any assignment or attempted assignment made in violation of this Agreement shall be void.

    9.04. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, all other provisions shall be given effect separately therefrom and shall not be affected thereby.

    9.05. This Agreement may be signed in multiple counterparts, all of which together shall be one and the same Agreement.

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    9.06.  This Agreement shall be governed by and interpreted in accordance with the laws of the state of Iowa. Any action to enforce any provisions of this Agreement may only be brought in the District Court for Polk County, Iowa.

IN WITNESS WHEREOF, we have signed this Agreement the date noted next to each of our respective signatures.

DATE                    "COMPANY"

                        FBL FINANCIAL GROUP, INC.

May 13, 1996           By: /s/ Edward M. Wiederstien
                          ---------------------------------------------
                             Edward M. Wiederstien, Chairman of the Board
                             --------------------------------------------
                             (Print name and title)

DATE                    "STOCKHOLDERS"

                        RURAL MUTUAL INSURANCE COMPANY

May 9, 1996             By: /s/ Howard D. Poulson
                           ------------------------------------------------
                             Howard D. Poulson, President
                             ----------------------------------------------
                             (Print name and title)

                        AMERICAN AGRICULTURAL INSURANCE COMPANY

May 14, 1996            By: /s/ Virgil Applequist
                           ------------------------------------------------
                             Virgil Applequist, Executive Vice President
                             and General Manager
                             ----------------------------------------------
                             (Print name and title)

                        FARM BUREAU INSURANCE COMPANY OF NEBRASKA

May 9, 1996             By: /s/ Bryce P. Neidig
                           ------------------------------------------------
                             Bryce P. Neidig, President
                             ----------------------------------------------
                             (Print name and title)

                                          7

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                        MOUNTAIN WEST FARM BUREAU MUTUAL INSURANCE
                        COMPANY

May 10, 1996          By: /s/ Karen J. Henry
                         --------------------------------------------------
                             Karen J. Henry, President
                             ----------------------------------------------
                             (Print name and title)

                        OKLAHOMA FARM BUREAU MUTUAL INSURANCE
                        COMPANY

May 9, 1996           By: /s/ H. Eldon Merklin
                         --------------------------------------------------
                             H. Eldon Merklin, President
                             ----------------------------------------------
                             (Print name and title)

                        WESTERN AGRICULTURAL INSURANCE COMPANY

May 9, 1996           By: /s/ Kenny J. Evans
                         --------------------------------------------------
                             Kenny J. Evans, President
                             ----------------------------------------------
                             (Print name and title)

                        COLORADO FARM BUREAU MUTUAL INSURANCE
                        COMPANY

May 9, 1996           By: /s/ Roger Bill Mitchell
                         --------------------------------------------------
                             Roger Bill Mitchell, President
                             ----------------------------------------------
                             (Print name and title)

                        FARM BUREAU INSURANCE SERVICE COMPANY OF IDAHO

May 9, 1996           By: /s/ V. Thomas Geary
                         --------------------------------------------------
                             V. Thomas Geary, President
                             ----------------------------------------------
                             (Print name and title)

                                          8

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                        NODAK MUTUAL INSURANCE COMPANY

May 9, 1996           By: /s/ Howard G. Schmid
                         --------------------------------------------------
                             Howard G. Schmid, President
                             ----------------------------------------------
                             (Print name and title)

                        KFBLCO (nominee of Kansas Farm Bureau Life Insurance Company)

May 9, 1996           By: /s/ Gary Hall
                         --------------------------------------------------
                             Gary Hall, President
                             ----------------------------------------------
                             (Print name and title)

                        FARM BUREAU FINANCE COMPANY, INC. (IDAHO)

May 9, 1996           By: /s/ V. Thomas Geary
                         --------------------------------------------------
                             V. Thomas Geary, President
                             ----------------------------------------------
                             (Print name and title)

                        WESTERN FARM BUREAU MUTUAL INSURANCE COMPANY

May 9, 1996           By: /s/ John Van Sweden
                         --------------------------------------------------
                             John Van Sweden, President
                             ----------------------------------------------
                             (Print name and title)

                        UTAH FARM BUREAU FEDERATION

May 9, 1996           By: /s/ Kenneth R. Ashby
                         --------------------------------------------------
                             Kenneth R. Ashby, President
                             ----------------------------------------------
                             (Print name and title)

                        WISCONSIN FARM BUREAU FEDERATION

May 9, 1996           By: /s/ Howard D. Poulson
                         --------------------------------------------------
                             Howard D. Poulson, President
                             ----------------------------------------------
                             (Print name and title)

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                        FARM BUREAU INSURANCE SERVICE CO. OF ARIZONA

May 9, 1996           By: /s/ Kenny J. Evans
                         --------------------------------------------------
                             Kenny J. Evans, President
                             ----------------------------------------------
                             (Print name and title)

                        NEW MEXICO FARM & LIVESTOCK BUREAU

May 9, 1996           By: /s/ John Van Sweden
                         --------------------------------------------------
                             John Van Sweden, President
                             ----------------------------------------------
                             (Print name and title)

                        COLORADO FARM BUREAU

May 9, 1996           By: /s/ Roger Bill Mitchell
                         --------------------------------------------------
                             Roger Bill Mitchell, President
                             ----------------------------------------------
                             (Print name and title)

                        IDAHO FARM BUREAU FEDERATION

May 9, 1996           By: /s/ V. Thomas Geary
                         --------------------------------------------------
                             V. Thomas Geary, President
                             ----------------------------------------------
                             (Print name and title)

                        MINNESOTA FARM BUREAU FEDERATION

May 9, 1996           By: /s/ Al Christopherson
                         --------------------------------------------------
                             Al Christopherson, President
                             ----------------------------------------------
                             (Print name and title)

                        MONTANA FARM BUREAU FEDERATION

May 9, 1996           By: /s/ David J. McClure
                         --------------------------------------------------
                             David J. McClure, President
                             ----------------------------------------------
                             (Print name and title)

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                        NEBRASKA FARM BUREAU FEDERATION

May 9, 1996           By: /s/ Bryce P. Neidig
                         --------------------------------------------------
                             Bryce P. Neidig, President
                             ----------------------------------------------
                             (Print name and title)

                        NORTH DAKOTA FARM BUREAU

May 9, 1996           By: /s/ Howard G. Schmid
                         --------------------------------------------------
                             Howard G. Schmid, President
                             ----------------------------------------------
                             (Print name and title)

                        OKLAHOMA FARM BUREAU

May 9, 1996           By: /s/ H. Eldon Merklin
                         --------------------------------------------------
                             H. Eldon Merklin, President
                             ----------------------------------------------
                             (Print name and title)

                        SOUTH DAKOTA FARM BUREAU FEDERATION

May 9, 1996           By: /s/ Richard Kjerstad
                         --------------------------------------------------
                             Richard Kjerstad, President
                             ----------------------------------------------
                             (Print name and title)

                        WYOMING FARM BUREAU FEDERATION

May 9, 1996           By: /s/ Karen J. Henry
                         --------------------------------------------------
                             Karen J. Henry, President
                             ----------------------------------------------
                             (Print name and title)

                        IOWA FARM BUREAU FEDERATION

May 9, 1996           By: /s/ Edward M. Wiederstein
                         --------------------------------------------------
                             Edward M. Wiederstein, President
                             ----------------------------------------------
                             (Print name and title)

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                        FARM BUREAU MUTUAL INSURANCE COMPANY

May 9, 1996           By: /s/ Edward M. Wiederstein
                         --------------------------------------------------
                             Edward M. Wiederstein, President
                             ----------------------------------------------
                             (Print name and title)

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                                      EXHIBIT A
                               STATEMENT OF ACCEPTANCE

    Reference is made to the Agreement ("Agreement") effective as of ________________________, by and among all of the then Stockholders of FBL Financial Group, Inc., an Iowa corporation, and said Company. As a proposed recipient of Shares covered by the Agreement, the undersigned hereby agrees that such Shares upon receipt shall remain or become subject to all of the terms and conditions of the Agreement and all rights and obligations arising thereunder prior to such receipt, that upon such receipt the undersigned shall be deemed automatically to have accepted all of the terms and conditions of the Agreement, and that the undersigned shall thereafter be deemed to be a Stockholder under the Agreement. It is understood that upon execution of this Statement of Acceptance, it shall be attached to the Agreement and shall form a part thereof without any further action.

DATED:________________                 _______________________________________

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